UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment #1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009
Commission File No. 0-10587
FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

One Penn Square
Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note
This Form 8-K/A amends Exhibit 99.2 to the Current Report on Form 8-K of Fulton Financial Corporation (the “Company”) filed with the Securities and Exchange Commission on October 20, 2009.
The service the Corporation utilizes to file its quarterly earnings reports with the Securities and Exchange Commission, made an unintended edit to a figure within Exhibit 99.2. Specifically, this Form 8-K/A corrects the dollar amount of real estate — commercial mortgage charge-offs for the quarter-ended June 30, 2009 presented on page 6 of Exhibit 99.2 to the Current Report on Form 8-K from $2.405 million, to $5.961 million. This error does not appear in the other published versions of the Corporation’s quarterly earnings report.
The correction to Exhibit 99.2 has no impact on reported earnings or the total amount of loan charge-offs for the quarter ended June 30, 2009. Thus, while the Company does not believe that the correction is material, this Form 8-K/A is being filed so that the amounts set forth in Exhibit 99.2 are accurate and will correspond to the amounts expected to be included in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.
This Form 8-K/A amends and restates Exhibit 99.2 included within Item 9.01 in its entirety to reflect this information.
Item 9.01 Financial Statements And Exhibits
(d) Exhibit.

Exhibit No.	Description

99.2	Revised Supplemental financial information for the quarter ended September 30, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2009	FULTON FINANCIAL CORPORATION
	By:	/s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and Chief Financial Officer

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